Exhibit 99.1
Autodesk Press Release
Contact:    Noah Cole, 415-580-3535
Email:     noah.cole@autodesk.com

Autodesk Directors Dawson and Halvorson to Not Stand for Reelection
SAN RAFAEL, Calif., April 7, 2016 — Autodesk, Inc. (NASDAQ: ADSK) today announced that two long-standing directors, J. Hallam Dawson and Per-Kristian Halvorsen, have decided they will not stand for reelection to the Autodesk Board of Directors at the company’s 2016 Annual Meeting of Shareholders, scheduled for June 15, 2016.
“Hal and Kris have been exceptional board members, and they have provided excellent service to the company and our shareholders,” said Carl Bass, Autodesk president and chief executive officer. “Hal has been a calm, thoughtful and powerful presence on our board, and I’m personally appreciative of his leadership and mentorship. Kris has been instrumental in guiding our technology strategy, most importantly as we’ve transitioned our products to the cloud. On behalf of everybody at Autodesk, I want to thank Hal and Kris for their many years of service.”
Hal Dawson joined the Autodesk Board of Directors in 1988 as Autodesk’s first independent director. He commented, “I have had the pleasure of working with many wonderful people at Autodesk, starting with John Walker, Dan Drake and Greg Lutz, part of a remarkable group of founders, and later with Carol Bartz who grew the company significantly. Most recently, Carl has brought Autodesk to a very exciting place with his leadership and strategic vision. Despite everything the company has accomplished, I believe its best days are in the future.”
Per-Kristian Halvorsen is SVP and Chief Innovation Officer at Intuit, and has served on the Autodesk Board of Directors since 2000. He said, “It has been exciting to see Autodesk through a period of change, as the company transformed from a PC-only, perpetual-licensed software company, to a subscription-based business with the most comprehensive set of cloud-based design software in the industry. Under the leadership of Carl Bass and his management team I believe the company is well positioned for future success.”

About Autodesk
Autodesk helps people imagine, design and create a better world. Everyone—from design professionals, engineers and architects to digital artists, students and hobbyists—uses Autodesk software to unlock their creativity and solve important challenges. For more information visit autodesk.com or follow @autodesk.
Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and services offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.
© 2016 Autodesk, Inc. All rights reserved.

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding future success. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: failure to successfully manage transitions to new business models and markets, including the transition from a perpetual to subscription-based business, and our continuing efforts to attract customers to our cloud-based offerings; the impact of management and organizational changes; the implementation and results of any strategic plans as well as our ongoing strategic and cost initiatives; market or industry conditions; our ability to compete with new or existing competitors; our long-term financial goals; the impact of our restructuring; our strategies, market and products positions, and performance; failure to maintain our revenue growth and profitability; difficulty in predicting revenue from new businesses and the potential impact on our financial results from changes in our business models; general market, political, economic and business conditions; the impact of non-cash charges on our financial results; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to maintain cost reductions or otherwise control our expenses; our performance in particular geographies; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; and changes in demand for the products of the Company’s customers.
Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Annual Report on Form 10-K for the year ended January 31, 2016, which is on file with the U.S. Securities and Exchange Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.